                                                           Exhibit No. EX-99.h.3

                           Delaware Management Company
                               2005 Market Street
                             Philadelphia, PA 19103

October __, 2006

Delaware Group Equity Funds III
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitation

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally  bound  hereby,  Delaware  Management  Company,  a series of Delaware
Management  Business Trust (the "Manager"),  agrees that in order to improve the performance  of the  Delaware  Small Cap Growth  Fund (the  "Fund"),  which is a series of Delaware  Group  Equity  Funds III,  the Manager  shall waive all or a portion of its investment advisory fees and/or reimburse expenses (excluding any
Rule 12b-1 plan expenses,  taxes,  interest,  brokerage fees,  certain insurance costs and extraordinary  expenses) in an aggregate amount equal to the amount by which the Fund's total  operating  expenses  (excluding any 12b-1 plan expenses, taxes,  interest,  brokerage fees,  certain  insurance  costs and  extraordinary expenses)  exceeds  1.50% for the period  November 1, 2006  through  October 31,
2007.

     The Manager  acknowledges  that it (1) shall not be entitled to collect on, or make a claim for, waived fees at any time in the future, and (2) shall not be entitled to collect  on, or make a claim for,  reimbursed  Fund  expenses at any time in the future.

                                      Delaware Management Company, a series of
                                      Delaware Management Business Trust

                                      By: _________________________
                                          Name:
                                          Title:
                                          Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds III

By: _________________________
    Name:
    Title:
    Date: